UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-20997	59-3252632
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

12425 Racetrack Road

Tampa, Florida 33626

(Address of principal executive offices)

(813) 891-9550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

SRI / Surgical Express, Inc. will hold its 2006 annual meeting of shareholders on Wednesday, September 20, 2006, at 10:00 a.m., local time, at its corporate headquarters located at 12425 Race Track Road, Tampa, Florida. We will provide proxy materials to shareholders before the meeting.

As we previously reported, Lee R. Kemberling, a former member of our Board of Directors, passed away in November 2005. The resulting vacancy on our Board caused a reduction in the number of our directors who are deemed “independent” under Nasdaq listing standards to three of six directors. Nasdaq Marketplace Rule 4350(c)(1) requires that a majority of our directors be independent under Nasdaq listing standards.

Nasdaq listing standards allow us until our next annual meeting to address this issue. By deferring our annual meeting to September, we allow our Board more time to seek a suitable replacement for Mr. Kemberling. In any event, we expect to comply with this Nasdaq listing standard when we hold the annual meeting because, in addition to the three directors who are now independent under Nasdaq listing standards, two more of our outside directors (a total of five of six) will be deemed independent under those standards as of September 2006.

To permit us to hold our annual meeting in September 2006, we amended Article III, Section 3.1 of our Bylaws to provide that our annual meeting will be held each year on a date specified by the Board of Directors. Our bylaws previously required that the annual meeting be held within five months after the prior fiscal year end.

The deadline for shareholders to submit proposals or nominations for director to be considered for inclusion in our proxy statement and proxy form for the 2006 annual meeting of shareholders or to be introduced at the 2006 annual meeting has been revised from that previously stated in our 2005 Proxy Statement and will now be the close of business on April 2, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
3.1	Amendment No. 2 to Bylaws of SRI/Surgical Express, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.

Dated: March 2, 2006	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
3.1	Amendment No. 2 to Bylaws of SRI/Surgical Express, Inc.